UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 29, 2008

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 6, 2008, SMF Energy Corporation (the “Company”) and its subsidiaries, SMF Services, Inc. and H & W Petroleum Company, entered into a Fourteenth Amendment to the September 26, 2002 Loan and Security Agreement with the Company’s primary lender, Wachovia Bank, N.A. Pursuant to the amendment, the Company and the bank extended the term of the agreement from June 30, 2008 to December 31, 2008 and agreed to improve the Company’s cash availability under the facility by (i) amending the fixed charge coverage ratio covenant to lower the average excess availability at the end of each calendar month to $1,200,000 for February 2008 and thereafter; and (ii) amending the excess availability covenant to require minimum daily availability of $750,000 after December 31, 2007, subject to a reduction to $500,000 during specified periods. A copy of the Fourteenth Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On February 29, 2008, the Company sold $2.52 million in equity securities (the “Offering”), consisting of 4,587 shares of Series A Preferred Stock. In the Offering, the Company converted the entire $2 million principal balance of the short-term promissory notes issued by the Company on November 19, 2007(the “Notes”), plus a portion of the accrued but unpaid interest thereon. The Notes were converted into shares of Series A Preferred Stock at a conversion price of $550.00 for one share of Series A Preferred Stock. In addition, the Company also sold $516,450 of Series A Preferred Stock for cash, at a price of $550.00 per share.

Each share of Series A Preferred Stock is convertible into 1,000 shares of the Company’s common stock at a price per share of $0.55 per share, a 10% premium above the closing price of the Company’s common stock February 29, 2008, which was $0.50.

The Company has agreed to use its best efforts to register for resale of the shares of the Company’s common stock into which the Series A Preferred Stock may be converted, under the Securities Act of 1933, as amended (the “Act”).

The offer and sale of the Series A Preferred Stock and the underlying shares of the Company’s common stock into which the Series A Preferred Stock are convertible were exempt from registration under the Act as a private offering to “accredited investors” under Sections 4(2) and 4(6) of the Act and Regulation D promulgated thereunder.

The information provided in Item 5.03 of this Current Report on Form 8-K regarding the terms of conversion of the Series A Preferred Stock is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders

The provisions of Item 5.03 are incorporated by reference in this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 6, 2008, the Company filed with the Secretary of State of Delaware a Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate”). The Certificate authorizes the issuance of up to 10,000 shares of Series A Preferred Stock, which has such rights, qualifications, limitations and restrictions as are set forth in the Certificate and described below.

Ranking. The Series A Preferred Stock ranks senior to the common stock, $0.01 par value (the “Common Stock”) of the Company as to the payment of dividends and distribution of assets.

Liquidation Preference. Upon liquidation, dissolution or winding up of the Company, holders of Series A Preferred Stock are entitled to be paid out of the assets of the Company an amount per share of Series A Preferred Stock equal to the greater of: (i) the original issue price of the Series A Preferred Stock, plus all accumulated but unpaid dividends; or (ii) the fair market value of the Series A Preferred Stock on an as-converted to Common Stock basis, plus all accumulated but unpaid dividends.

Voting. Each holder of Series A Preferred Stock is entitled to one vote at each meeting of stockholders of the Company with respect to any and all matters presented to the stockholders of the Company.

Dividends. Dividends will be paid on the Series A Preferred Stock when, as and if declared by the Board of Directors, but only out of funds that are legally available therefor, in quarterly cash dividends at the rate of eighteen percent (18%) per annum of the sum of the Series A Original Issue Price of $550 per share, provided, however, that if the Company reports in an SEC filing that it has achieved positive Earning Before Interest, Taxes, Depreciation and Amortization for two consecutive fiscal quarters, the quarterly cash dividend shall be changed from eighteen percent (18%) per annum to twelve percent (12%) per annum of the sum of the Series A Original Issue Price effective two weeks after notice of such change is transmitted to holders of the Series A Preferred Stock.

Conversion. Each share of Series A Preferred Stock is currently convertible, at the option of the holder, into 1,000 shares of Common Stock based on a conversion price equal to $0.55 per share of Common Stock (the “Series A Conversion Price”). The Series A Conversion Price is subject to adjustment for stock dividends, stock splits and other similar recapitalization events.

In addition, each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective Series A Conversion Price, (A) if the closing price of the Common Stock as reported on the Nasdaq Capital Stock Market (or on such other public securities trading market, such as the OTC Bulletin Board, as then constitutes the primary trading market for the Common Stock) is equal to two times or greater than the Series A Conversion Price then in effect (the “Series A Automatic Conversion Price”), for a period of twenty (20) consecutive business days, or (B) at any time upon the affirmative election of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the Series A Preferred Stock, or (C) upon the earliest to occur of (x) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least two times the Series A Automatic Conversion Price and (ii) the cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least ten million dollars ($10,000,000), or (y) the closing of an Acquisition or an Asset Transfer (as these terms are defined in the Certificate) that results in the holders of the Series A Preferred Stock receiving cash consideration per share not less than the Series A Automatic Conversion Price.

The foregoing summary of the terms of the Certificate is subject to, and qualified in its entirety, by the Certificate of Designation of Series A Convertible Preferred Stock, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series A Convertible Preferred Stock

10.1
Fourteenth Amendment to Loan and Security Agreement by and among SMF Energy Corporation, successor-by-merger to Streicher Mobile Fueling, Inc., SMF Services, Inc., H & W Petroleum Company, Inc. and Wachovia Bank, National Association, successor-by-merger to Congress Financial Corporation (Florida), dated March 6, 2008.

10.2	Form of Exchange Agreement

10.3	Form of Securities Purchase Agreement

99.1	Press Release of SMF Energy Corporation, dated March 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2008	SMF ENERGY CORPORATION

	By:	/s/ Richard E. Gathright
Richard E. Gathright, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.1	Certificate of Designation of Series A Convertible Preferred Stock
10.1
Fourteenth Amendment to Loan and Security Agreement by and among SMF Energy Corporation, successor-by-merger to Streicher Mobile Fueling, Inc., SMF Services, Inc., H & W Petroleum Company, Inc. and Wachovia Bank, National Association, successor-by-merger to Congress Financial Corporation (Florida), dated March 6, 2008.

10.2	Form of Exchange Agreement
10.3	Form of Securities Purchase Agreement
99.1	Press Release of SMF Energy Corporation, dated March 6, 2008.